Exhibit 99.1

Snail, Inc. Reports Fourth Quarter & Full Year 2024 Financial Results

Culver City, CA – March 26, 2025 – Snail, Inc. (NASDAQ: SNAL) (“Snail” or “the Company”), a leading, global independent developer and publisher of interactive digital entertainment, today announced financial results for its fourth quarter and full year ended December 31, 2024.

Fourth Quarter & Full Year 2024 Highlights

●	ARK: Survival Ascended. On October 25, 2023, the Company launched its flagship remake of the ARK franchise leveraging Unreal Engine 5’s stunning graphics and introduced a game-altering cross-platform modding system, ushering in a new era of creativity.

○	ARK: Survival Ascended was ranked the top #1 selling game on Steam on launch day.
○	Since its launch, ARK: Survival Ascended sold 3.4 million units and has an average of 94,000 daily active users (“DAUs”) with a peak of 308,000 DAUs.

●	ARK: Survival Evolved. In the three months and year ended December 31, 2024, ARK: Survival Evolved averaged a total of 136,000 DAUs and 135,000 DAUs, respectively.

○	ARK: Survival Evolved units sold were approximately 621,000 for the fourth quarter 2024 as compared to 745,000 units during the same period in 2023.
○	Units sold for the year ended December 31, 2024 were approximately 2.3 million, as compared to 4.4 million units during the year ended December 31, 2023.

●	Product and Business Updates:

○	Game portfolio expansion: In December 2024, we released the highly anticipated next-gen ARK mobile game, ARK Ultimate Mobile Edition on iOS and Android platforms. In the launch month, over 2 million users downloaded the mobile game across the two mobile platforms. In an effort to further broaden our game portfolio, we acquired eleven games through our gaming network and partners in 2024. We expect to release nine acquired games in 2025. A few notable titles include Honeycomb: The World Beyond – A sci-fi survival adventure where players assume the role of a bioengineer navigating the mysterious planet Sota7, Echoes of Elysium – an airship survival RPG set in a breathtaking procedural world of mystery and discovery, and Robots at Midnight – a retro-futuristic action-RPG aiming to captivate players with its dynamic gameplay and immersive storytelling.
○	New Product Segment: To bring more entertainment to our users, we have soft launched a short film mobile application on iOS and Android platforms. The short film mobile application, SaltyTV, brings exclusive, original stories from heart-racing thrillers to jaw-dropping romances to our viewers. We have released thirty-one short film dramas to date and expect a consistent roll out of new short film dramas throughout 2025 and beyond.
○	Growing Indie Portfolio: Snail Games showcased its expanding indie catalog at Steam Scream Fest, featuring a variety of immersive and genre-diverse titles that enhance player engagement and reinforce the company’s presence in the indie gaming space.

Net revenues for the three months ended December 31, 2024 was $26.2 million as compared to $28.6 million in the three months ended December 31, 2023. The decrease in revenues during the three months ended December 31, 2024 was due to a reduction in sales of ARK that was partially offset by the recognition of deferred revenues upon the release of ARK: Survival Ascended DLC’s.

Net revenues for the year ended December 31, 2024 was $84.5 million, an increase of $23.6 million, or 38.7%, compared to $60.9 million for the year ended December 31, 2023. The increase in net revenues was due to an increase in recognition of deferred revenues of $32.2 million related to the ARK franchise, an increase in Bellwright sales of $5.9 million, partially offset by a decrease in total ARK sales of $13.0 million, a decrease in ARK Mobile sales of $1.0 million and a decrease in the Company’s other titles of $0.7 million.

Net income for the three months ended December 31, 2024 was $1.1 million compared to a net income of $2.4 million for the three months ended December 31, 2023. The decrease in net income is a result of increased research and development costs of $3.0 million to support our future game releases partially offset by an increase in gross profit of $1.4 million, a decrease in advertising and marketing expenses of $0.9 million and an increase in expenses related to the revaluation of outstanding and exercised warrants of $1.5 million.

Net income was $1.8 million for the year ended December 31, 2024 as compared to a net loss of $9.1 million for the year ended December 31, 2023, representing an increase of $10.9 million. The increase was primarily due to an increase in net revenue of $23.6 million, decreased general and administrative expenses of $2.9 million, partially offset by increased research and development costs of $6.5 million, increased costs of revenues of $5.9 million, a decrease in income tax benefit of $3.0 million and an increase in expenses related to the revaluation of outstanding and exercised warrants of $1.2 million..

Bookings for the three months ended December 31, 2024 was $17.0 million as compared to $52.6 million for the three months ended December 31, 2023. The decrease was due to the strong release of ARK: Survival Ascended on the Steam, PlayStation and Xbox platforms in 2023.

Bookings for the year ended December 31, 2024 was $75.7 million as compared to $85.7 million in the year ended December 31, 2023. The decrease was due to increased sales at a higher average selling price (“ASP”) driven by the release of ARK: Survival Ascended in the fourth quarter of 2023. The releases of Bobs Tall Tales and Bellwright along with the ARK: Survival Ascended DLCs, Scorched Earth in April 2024, Aberration in September 2024 and Extinction in December 2024 partially offset the decrease in unit sales in 2024 but each product release was at a lower ASP than the initial release of ARK: Survival Ascended.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the three months ended December 31, 2024 decreased by $2.0 million, or 55.6%, as compared to the three months ended December 31, 2023. The decrease was primarily the result of a decrease in net income of $1.3 million, a decrease in interest expense and interest expense – related parties of $0.4 million, and a decrease in provision for income taxes of $0.3 million.

EBITDA for the year ended December 31, 2024 was $3.2 million as compared to a loss of $9.7 million in the prior year period. EBITDA increased by $12.9 million, or 133.4%, compared to the year ended December 31, 2023, primarily because of an increase in net income of $10.9 million and a decrease in the benefit from income taxes of $3.0 million, partially offset by a decrease in interest expense and interest expense – related parties of $0.8 million.

As of December 31, 2024, unrestricted cash was $7.3 million versus $15.2 million as of December 31, 2023.

Use of Non-GAAP Financial Measures

In addition to the financial results determined in accordance with U.S. generally accepted accounting principles, or GAAP, Snail believes Bookings and EBITDA, as non-GAAP measures, are useful in evaluating its operating performance. Bookings and EBITDA are non-GAAP financial measures that are presented as supplemental disclosures and should not be construed as alternatives to net income (loss) or revenue as indicators of operating performance, nor as alternatives to cash flow provided by operating activities as measures of liquidity, both as determined in accordance with GAAP. Snail supplementally presents Bookings and EBITDA because they are key operating measures used by management to assess financial performance. Bookings adjusts for the impact of deferrals and, Snail believes, provides a useful indicator of sales in a given period. EBITDA adjusts for items that Snail believes do not reflect the ongoing operating performance of its business, such as certain non-cash items, unusual or infrequent items or items that change from period to period without any material relevance to its operating performance. Management believes Bookings and EBITDA are useful to investors and analysts in highlighting trends in Snail’s operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which Snail operates and capital investments.

Bookings is defined as the net amount of products and services sold digitally or physically in the period. Bookings is equal to revenues, excluding the impact from deferrals. Below is a reconciliation of total net revenue to Bookings, the closest GAAP financial measure.

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2024	2023	2024	2023
	(in millions)
Total net revenue	$26.2	$28.6	$84.5	$60.9
Change in deferred net revenue	(9.2)	24.0	(8.8)	24.8
Bookings	$17.0	$52.6	$75.7	$85.7

We define EBITDA as net income (loss) before (i) interest expense, (ii) interest income, (iii) income tax provision (benefit from) and (iv) depreciation expense. The following table provides a reconciliation from net income (loss) to EBITDA:

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2024	2023	2024	2023
	(in millions)
Net income (loss)	$1.1	$2.4	$1.8	$(9.1)
Interest income and interest income – related parties	(0.1)	-	(0.3)	(0.1)
Interest expense and interest expense – related parties	0.1	0.5	0.7	1.5
Provision for (benefit from) income taxes	0.3	0.6	0.6	(2.4)
Depreciation expense	0.2	0.1	0.4	0.4
EBITDA	$1.6	$3.6	$3.2	$(9.7)

Webcast Details

The Company will host a webcast at 4:30 PM ET today to discuss the fourth quarter and full year 2024 financial results. Participants may access the live webcast and replay on the Company’s investor relations website at https://investor.snail.com/.

Forward-Looking Statements

This press release contains statements that constitute forward-looking statements. Many of the forward-looking statements contained in this press release can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “may,” “predict,” “continue,” “estimate” and “potential,” or the negative of these terms or other similar expressions. Forward-looking statements appear in a number of places in this press release and include, but are not limited to, statements regarding Snail’s intent, belief or current expectations. These forward-looking statements include information about possible or assumed future results of Snail’s business, financial condition, results of operations, liquidity, plans and objectives. The statements Snail makes regarding the following matters are forward-looking by their nature: growth prospects and strategies; launching new games and additional functionality to games that are commercially successful; expectations regarding significant drivers of future growth; its ability to retain and increase its player base and develop new video games and enhance existing games; competition from companies in a number of industries, including other casual game developers and publishers and both large and small, public and private Internet companies; its ability to attract and retain a qualified management team and other team members while controlling its labor costs; its relationships with third-party platforms such as Xbox Live and Game Pass, PlayStation Network, Steam, Epic Games Store, My Nintendo Store, the Apple App Store, the Google Play Store and the Amazon Appstore; the size of addressable markets, market share and market trends; its ability to successfully enter new markets and manage international expansion; protecting and developing its brand and intellectual property portfolio; costs associated with defending intellectual property infringement and other claims; future business development, results of operations and financial condition; the ongoing conflicts involving Russia and Ukraine, and Israel and Hamas, on its business and the global economy generally; rulings by courts or other governmental authorities; the Company’s current program to repurchase shares of its Class A common stock, including expectations regarding the timing and manner of repurchases made under this share repurchase program; its plans to pursue and successfully integrate strategic acquisitions; and assumptions underlying any of the foregoing.

Further information on risks, uncertainties and other factors that could affect Snail’s financial results are included in its filings with the Securities and Exchange Commission (the “SEC”) from time to time, including its annual reports on Form 10-K and quarterly reports on Form 10-Q filed, or to be filed, with the SEC. You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those expressed or implied in the forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on management’s beliefs and assumptions and on information currently available to Snail, and Snail does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Snail, Inc.

Snail is a leading, global independent developer and publisher of interactive digital entertainment for consumers around the world, with a premier portfolio of premium games designed for use on a variety of platforms, including consoles, PCs and mobile devices.

For additional information, please contact: investors@snail.com

Snail, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31, 2024	December 31, 2023

ASSETS

Current Assets:
Cash and cash equivalents	$7,303,944	$15,198,123
Accounts receivable, net of allowances for credit losses of $523,500 as of December 31, 2024 and 2023	9,814,822	25,134,808
Accounts receivable - related party	2,336,274	-
Loan and interest receivable - related party	105,759	103,753
Prepaid expenses - related party	2,521,291	6,044,404
Prepaid expenses and other current assets	1,846,024	639,693
Prepaid taxes	7,318,424	9,529,755
Total current assets	31,246,538	56,650,536

Restricted cash and cash equivalents	935,000	1,116,196
Accounts receivable - related party, net of current portion	1,500,592	7,500,592
Prepaid expenses - related party	9,378,594	7,784,062
Property, plant and equipment, net	4,378,352	4,682,066
Intangible assets, net	973,914	271,717
Deferred income taxes	10,817,112	10,247,500
Other noncurrent assets	1,683,932	164,170
Operating lease right-of-use assets, net	1,279,330	2,440,690
Total assets	$62,193,364	$90,857,529

LIABILITIES, NONCONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$4,656,367	$12,102,929
Accounts payable - related parties	15,383,171	23,094,436
Accrued expenses and other liabilities	4,499,280	2,887,193
Interest payable - related parties	527,770	527,770
Revolving loan	3,000,000	6,000,000
Notes payable	-	2,333,333
Convertible notes, net of discount	-	797,361
Current portion of long-term promissory note	2,722,548	2,811,923
Current portion of deferred revenue	3,947,559	19,252,628
Current portion of operating lease liabilities	1,444,385	1,505,034
Total current liabilities	36,181,080	71,312,607

Accrued expenses	265,251	254,731
Deferred revenue, net of current portion	21,519,888	15,064,078
Operating lease liabilities, net of current portion	57,983	1,425,494
Total liabilities	58,024,202	88,056,910

Commitments and contingencies

Stockholders’ Equity:
Class A common stock, $0.0001 par value, 500,000,000 shares authorized; 9,626,070 shares issued and 8,275,795 shares outstanding as of December 31, 2024, and 9,275,420 shares issued and 7,925,145 shares outstanding as of December 31, 2023	962	927
Class B common stock, $0.0001 par value, 100,000,000 shares authorized; 28,748,580 shares issued and outstanding as of December 31, 2024 and December 31, 2023.	2,875	2,875
Additional paid-in capital	25,738,082	26,171,575
Accumulated other comprehensive loss	(279,457)	(254,383)
Accumulated deficit	(12,117,385)	(13,949,325)
Treasury stock at cost (1,350,275 as of December 31, 2024 and 2023)	(3,671,806)	(3,671,806)
Total Snail, Inc. equity	9,673,271	8,299,863
Noncontrolling interests	(5,504,109)	(5,499,244)
Total stockholders’ equity	4,169,162	2,800,619
Total liabilities, noncontrolling interests and stockholders’ equity	$62,193,364	$90,857,529

Snail, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Income (Loss)

	Three months ended December 31,		Years Ended December 31,
	2024	2023	2024	2023

Revenues, net	$26,214,296	$28,570,222	$84,467,047	$60,902,098
Cost of revenues	14,866,526	18,646,615	54,236,342	48,306,403

Gross profit	11,347,770	9,923,607	30,230,705	12,595,695

Operating expenses:
General and administrative	3,943,985	3,900,961	12,867,210	15,816,088
Research and development	4,123,964	1,165,382	11,647,293	5,057,421
Advertising and marketing	192,235	1,094,146	1,523,398	1,582,464
Depreciation	68,420	86,222	303,714	432,306
Loss on disposal of fixed assets		427		427
Total operating expenses	8,328,604	6,247,138	26,341,615	22,888,706

Income (loss) from operations	3,019,166	3,676,469	3,889,090	(10,293,011)

Other income (expense):
Interest income	35,451	31,443	260,679	129,854
Interest income - related parties	504	504	2,005	2,000
Interest expense	(88,776)	(570,523)	(723,038)	(1,531,719)
Other income (expense)	(1,527,706)	(55,351)	(981,223)	265,980
Foreign currency transaction loss	43,741	(42,574)	11,686	(68,180)
Total other income (expense), net	(1,536,786)	(636,501)	(1,429,891)	(1,202,065)

Income (loss) before benefit from income taxes	1,482,380	3,039,968	2,459,199	(11,495,076)

Provision for (benefit from) income taxes	362,623	643,728	632,124	(2,400,652)

Net income (loss)	1,119,757	2,396,240	1,827,075	(9,094,424)

Net loss attributable to non-controlling interests	(215)	(1,128)	(4,865)	(8,349)

Net income (loss) attributable to Snail, Inc.	$1,119,972	$2,397,368	$1,831,940	$(9,086,075)

Comprehensive income (loss) statement:

Net income (loss)	$1,119,757	$2,396,240	$1,827,075	$(9,094,424)

Other comprehensive income (loss) related to currency translation adjustments, net of tax	(48,600)	33,302	(25,074)	52,817

Total comprehensive income (loss)	$1,071,157	$2,429,542	$1,802,001	$(9,041,607)

Net income (loss) attributable to Class A common stockholders:
Basic	$248,176	$516,955	$400,576	$(1,960,813)
Diluted	$248,176	$516,955	$400,576	$(1,960,813)

Net income (loss) attributable to Class B common stockholders:
Basic	$871,796	$1,880,413	$1,431,364	$(7,125,262)
Diluted	$871,796	$1,880,413	$1,431,364	$(7,125,262)

Net income (loss) per share attributable to Class A and B common stockholders:
Basic	$0.03	$0.07	$0.05	$(0.25)
Diluted	$0.03	$0.07	$0.05	$(0.25)

Weighted-average shares used to compute income (loss) per share attributable to Class A common stockholders:
Basic	8,183,918	7,914,564	8,045,469	7,909,715
Diluted	8,183,918	7,914,564	8,045,469	7,909,715

Weighted-average shares used to compute income (loss) per share attributable to Class B common stockholders:
Basic	28,748,580	28,748,580	28,748,580	28,748,580
Diluted	28,748,580	28,748,580	28,748,580	28,748,580

Snail, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the years ended December 31,	2024	2023

Cash flows from operating activities:
Net income (loss)	$1,827,075	$(9,094,424)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization - intangible assets, net	7,804	1,384,862
Amortization - loan origination fees and debt discounts	62,855	124,595
Accretion - convertible notes	222,628	306,664
Loss on change in fair value of warrant liabilities	1,332,815	32,883
Depreciation - property and equipment	303,714	432,306
Stock-based compensation expense	(890,208)	848,035
Loss (gain) on disposal of fixed assets	-	427
Credit losses	-	581,498
Deferred taxes, net	(569,601)	(2,644,964)

Changes in assets and liabilities:
Accounts receivable	15,319,987	(18,939,465)
Accounts receivable - related party	3,663,726	3,824,775
Prepaid expenses - related party	1,928,581	(8,245,966)
Prepaid expenses and other current assets	(1,206,331)	501,104
Prepaid taxes	2,211,331	-
Other noncurrent assets	(1,523,065)	-
Accounts payable	(7,183,648)	2,992,856
Accounts payable - related parties	(8,001,265)	3,176,177
Accrued expenses and other liabilities	46,542	626,764
Interest receivable - related party	(2,005)	(2,000)
Lease liabilities	(266,800)	(205,520)
Deferred revenue	(8,849,259)	24,765,261
Net cash provided by (used in) operating activities	(1,565,124)	465,868

Cash flows from financing activities:
Repayments on promissory note	(89,374)	(79,897)
Repayments on notes payable	(2,333,333)	(6,500,000)
Repayments on convertible notes	(1,020,000)	-
Repayments on revolving loan	(3,000,000)	(3,000,000)
Borrowings on notes payable	-	3,000,000
Cash proceeds from exercise of warrants	220,000	-
Proceeds from issuance of convertible notes	-	847,500
Refund of dividend withholding tax overpayment	-	1,886,600
Purchase of treasury stock	-	(257,093)
Payments of offering costs in accounts payable	(262,914)	(342,318)
Release of restricted escrow deposit	-	1,003,804
Net cash used in financing activities	(6,485,621)	(3,441,404)

Effect of currency translation on cash and cash equivalents	(24,630)	51,670

Net increase (decrease) in cash and cash equivalents, and restricted cash and cash equivalents	(8,075,375)	(2,923,866)

Cash and cash equivalents, and restricted cash and cash equivalents - beginning of period	16,314,319	19,238,185

Cash and cash equivalents, and restricted cash and cash equivalents – end of period	$8,238,944	$16,314,319

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$467,188	$934,523
Income taxes	$(1,100,302)	$248,388
Noncash finance and investing activity during the period for:
Debt converted to equity	$(60,000)	$-
Right-of-use assets obtained in exchange for a lease liability	$(85,588)
Liabilities converted to equity upon exercise of warrants	$176,750
Acquisition of software in accounts payable - related parties	$290,000	$-
Acquisition of license rights in accrued expenses and other liabilities	$420,000	$-
Issuance of warrants in connection with equity line of credit	$-	$(105,411)